Exhibit 10.9

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 3, 2010, is entered into between WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as successor by merger to Wachovia Capital Finance Corporation (Western), as Agent and Lender (in such capacities, “Lender”), IMAGE ENTERTAINMENT, INC., a Delaware corporation ("Image"), and IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company  ("Image/Madacy" and collectively with Image, the “Borrowers” and each a "Borrower").

RECITALS

A.            Image, Egami Media, Inc., a Delaware corporation (which has since been merged with and into Image), Image Entertainment (UK), Inc., a Delaware corporation (which has since been merged with and into Image), Home Vision Entertainment, Inc., a Delaware corporation (which has since been merged with and into Image), and Lender have previously entered into that certain Loan and Security Agreement dated May 4, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 28 2008, as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 23, 2009, as amended by that certain Third Amendment to Loan and Security Agreement dated as of July 30, 2009, as amended by that certain Fourth Amendment to Loan and Security Agreement dated as of January 8, 2010, as amended by that certain Fifth Amendment to Loan and Security Agreement dated as of April 15, 2010, as amended by that certain Sixth Amendment to Loan and Security Agreement dated as of May 3, 2010, as amended by that certain Seventh Amendment to Loan and Security Agreement dated as of July 29, 2010, and as amended by that certain Eighth Amendment to Loan and Security Agreement dated as of August 13, 2010 (as amended, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Image.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrowers have requested that Lender amend the Loan Agreement in certain respects, and Lender is willing to accommodate such request on the terms and conditions set forth herein.

C.            Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Amendment to Loan Agreement.

(a)           Addition of Image/Madacy.  Image/Madacy is hereby added as a co-borrower under the Loan Agreement with the same force and effect as if Image/Madacy had duly executed and delivered the Loan Agreement as a Borrower thereunder in addition to Image.  Without limiting the foregoing:

(1)           The definitions of “Borrower” and “Borrowers” in the preamble of the Loan Agreement and Section 1 of the Loan Agreement are hereby amended to include Image/Madacy in addition to Image.

(2)           Image/Madacy and Image shall be jointly and severally liable for all Obligations.

(3)           To secure payment and performance of all Obligations, Image/Madacy hereby grants to Agent a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent as security, all Collateral, whether now owned or hereafter acquired or existing, and wherever located.

(4)           The Information Certificate of Image/Madacy attached hereto as Exhibit A is hereby included in Exhibit B to the Loan Agreement in addition to the Information Certificate of Image.

(5)           Image/Madacy hereby represents and warrants to Agent and the Lenders the truth and accuracy of all representations and warranties applicable to Borrowers in the Loan Agreement (after giving effect to the inclusions of Image/Madacy and its Information Certificate as set forth in clauses (1) and (4) above).

(6)           Image/Madacy hereby agrees to perform all of the covenants and agreements applicable to Borrowers in the Loan Agreement.

(7)           Agent and the Lenders shall have all of the rights, remedies, interests and powers as against Image/Madacy as provided to Agent and the Lenders in relation to Borrowers in the Loan Agreement.

(b)           The following is hereby added to the Loan Agreement as Section 1.1.1:

"1.1.1       'Acquisition' shall mean (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person."

(c)           The definition of "Borrowing Base" in Section 1.13 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"1.13        'Borrowing Base' shall mean, at any time, the amount equal to:

(a)	the amount equal to eighty-five percent (85%) of the Eligible Accounts of Borrowers, plus

(b)
the lesser of (A) the Inventory Loan Limit or (B) the sum of: (1) the lesser of sixty percent (60%) multiplied by the Value of the Eligible Inventory of Borrowers consisting of Under 52 Week Supply Inventory, or eighty-five percent (85%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, plus (2) the lesser of twenty percent (20%) multiplied by the Value of the Eligible Inventory of Borrowers which does not consist of Under 52 Week Supply Inventory, or eighty-five percent (85%) percent of the Net Recovery Percentage multiplied by the Value of such Inventory, minus

(c)	the Availability Block, minus

(d)	Reserves.

Notwithstanding the foregoing: (x) the maximum portion of the Borrowing Base calculated upon Eligible Accounts that are unpaid more than ninety (90) days after the date of the original invoice for them (but not more than one hundred five (105) days after such date), shall be limited to Two Million Five Hundred Thousand Dollars ($2,500,000); (y) the maximum portion of the Borrowing Base calculated upon Eligible Inventory of Image/Madacy shall be limited to One Million Two Hundred Fifty Thousand Dollars ($1,250,000); and (z) the maximum portion of the Borrowing Base calculated upon Eligible Inventory and Eligible Accounts of Image/Madacy shall be limited to Four Million Dollars ($4,000,000).  For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letters of Credit for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit on the Value of the Eligible Inventory being purchased with such Letter of Credit.  In determining the actual amounts of such Letter of Credit to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.  The amounts of Eligible Inventory of any Borrower shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower."

(d)           Clause (m) of the definition of "Eligible Accounts" contained in Section 1.29 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"(m)         (i) the aggregate amount of such Accounts owing by a single account debtor (other than Amazon.com, Anderson Merchandisers, L.P., Wal-Mart Stores, Inc.,  Best Buy Co., Inc., Ingram Entertainment, Inc., Target Corporation, AEC One Stop, and Sony Pictures Home Entertainment Inc.) do not constitute more than fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts; (ii) the aggregate amount of such Accounts owing by Target Corporation do not constitute more than: (A) prior to December 31, 2010, twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts, and (B) at all times after December 31, 2010, fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts; (iii) the aggregate amount of such Accounts owing by Best Buy Co., Inc. and Ingram Entertainment, Inc. do not, in the aggregate, constitute more than: (A) prior to December 31, 2010, twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts, and (B) at all times after December 31, 2010, fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts; (iv) the aggregate amount of such Accounts owing by Amazon.com do not constitute more than: (A) prior to December 31, 2010, thirty-five percent (35%) of the aggregate amount of all otherwise Eligible Accounts, and (B) at all times after December 31, 2010, fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts; (v) the aggregate amount of such Accounts owing by AEC One Stop do not constitute more than: (A) prior to December 31, 2010, twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts, and (B) at all times after December 31, 2010, fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts; (vi) the aggregate amount of such Accounts owing by Anderson Merchandisers, L.P. and Wal-Mart Stores, Inc. do not, in the aggregate, constitute more than: (A) prior to December 31, 2010, thirty-five percent (35%) of the aggregate amount of all otherwise Eligible Accounts, and (B) at all times after December 31, 2010, fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts; and (vii) the aggregate amount of such Accounts owing by Sony Pictures Home Entertainment Inc. do not constitute more than: (A) ninety percent (90%) of the aggregate amount of all otherwise Eligible Accounts to the extent Sony Pictures Home Entertainment Inc. maintains a rating of at least A- from Standard & Poor’s Rating Group; and (B) fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts to the extent Sony Pictures Home Entertainment Inc. does not maintain a rating of at least A from Standard & Poor’s Rating Group (but, in each case, the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);"

(e)           The definition of "Fixed Charge Coverage Ratio" contained in Section 1.44 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.44       ‘Fixed Charge Coverage Ratio’ shall mean, as to any Person, with respect to any period, the ratio of (a) the EBITDA of such Person during such period, plus any amortization of production costs (to the extent not already added to Net Income in calculating such EBITDA), minus any costs or expenses incurred in connection with any Acquisition by such Person (but excluding up to $707,000 of costs and expenses incurred by Parent and its Subsidiaries in connection with the acquisition by Image/Madacy on or about August 31, 2010 of certain business assets of Madacy Entertainment LP, a limited partnership organized under the laws of the Province of Quebec), minus taxes, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by such Person or its Subsidiaries in cash in respect of such period, minus any Capital Expenditures made by such Person or its Subsidiaries during such period to the extent they are not financed, minus production costs expenditures made by such Person or its Subsidiaries during such period, and minus any advances made by such Person or its Subsidiaries during such period to licensors of any Intellectual Property acquired by any Borrower or Guarantor (but excluding any advances made by Parent prior to December 31, 2010 in an aggregate amount of up to $2,500,000 in connection with the acquisition by Parent of the films "Gun", "The Way Back", "The Resident", and "Passion Play"), to (b) all principal sums paid or payable by such Person or its Subsidiaries on Indebtedness during such period and all Interest Expense of such Person and its Subsidiaries during such period, minus any such Interest Expense not paid or payable in cash, minus deferred finance expense on subordinated Indebtedness, and minus any warrant amortization, in each case made or incurred by such Person or its Subsidiaries during such period.”

(f)            The following is hereby added to the Loan Agreement as Section 1.51.1:

"1.51.1     'Image/Madacy' shall mean IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company."

(g)           Section 9.8(k) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"(k)           liens of: (i) Sony Pictures Home Entertainment Inc. on personal property of Parent so long as Sony Pictures Home Entertainment Inc. has entered into an intercreditor agreement with Agent, in form and substance satisfactory to Agent; and (ii) Sony DADC US Inc. d/b/a Sony DADC Americas on personal property of Image/Madacy so long as Sony DADC US Inc. d/b/a Sony DADC Americas has entered into an intercreditor agreement with Agent, in form and substance satisfactory to Agent.”

(h)           The following is hereby added to the Loan Agreement as Section 9.24:

"9.24        Distribution Agreement.  Borrowers shall not permit that certain Distribution Services and License Agreement, by and between Parent and Sony Pictures Home Entertainment Inc., to be amended without the prior written consent of Agent."

2.           Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           Lender shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Lender shall have received such documents as Lender may require to establish that it has a valid, perfected and first priority security interest in the Collateral.

(c)           Lender shall have received a secretary certificate from Image/Madacy and such other documents as Lender may require with respect to the organization, existence, good standing, power and authority of Image/Madacy.

(d)           Lender shall have received evidence of insurance and loss payable endorsements with respect to the insurance policies of Image/Madacy.

(e)           Lender shall have received a favorable opinion letter of counsel to Image/Madacy with respect to the transactions contemplated hereby.

(f)            Lender shall have received (i) a Bailee Agreement; (ii) an Intercreditor Agreement; and (iii) a Non-Offset Letter, in each case, duly executed by Sony DADC US Inc. d/b/a Sony DADC Americas, and in each case, in form and substance satisfactory to Lender.

(g)           Lender shall have received Deposit Account Control Agreements by and among Agent, Image/Madacy and each bank where Image/Madacy has a deposit account, in each case, duly authorized, executed and delivered by such bank and Image/Madacy.

(h)           The representations and warranties set forth herein and in the Loan Agreement shall be true and correct.

(i)            All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

3.           Amendment Fee.     Borrowers shall pay to Lender an amendment fee in the amount of Twenty Thousand Dollars ($20,000), which shall be fully earned by Lender, non-refundable, and due and payable by Borrowers on the date of this Amendment.

4.           Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)           Authority.  Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by each Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

(e)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.             Reference to and Effect on the Financing Agreements.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Lender.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)           To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.             Estoppel.  To induce Lender to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against Lender with respect to the Obligations.

9.             Integration.  This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.           Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

IMAGE ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ JOHN AVAGLIANO
Name:	John Avagliano
Title:	COO/CFO

IMAGE/MADACY HOME ENTERTAINMENT, LLC,
a California limited liability company

By:	/s/ TED GREEN
Name:	Ted Green
Title:	CEO

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and Lender

By:	/s/ CARLOS VALLES
Name:	Carlos Valles
Title:	Vice President